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                                                                    EXHIBIT 23.1

                      [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-34475 of Venture Holdings Trust of our report dated March 27, 1997, on our audit of the consolidated financial statements of Venture Holdings Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the prospectus, which is part of Amendment No. 2 to the Registration Statement, and of our report dated June 26, 1997, on our audit of the financial statements of Bailey Corporation and Subsidiaries for the year ended July 28, 1996, appearing in the prospectus which is part of Amendment No. 2 to the Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.


Deloitte & Touche LLP
Deloitte & Touche LLP
Detroit, Michigan
October 27, 1997